Exhibit 99.3

Unaudited pro forma condensed combined financial information

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition of substantially all the assets primarily used in ancillary health care service providers, primarily pharmacies, laboratories and investments in and management of managed service organization businesses of Veneto Holdings, LLC ("Veneto”) by Generex Biotechnology Corporation (“Generex” or the “Company”), except for certain excluded assets and liabilities identified in the asset acquisition agreements (the “Acquisition”). The purchase price for the Acquisition was $35 million which includes an adjustment for working capital of $3 million. The total purchase consideration consisted of the issuance of a promissory note in the amount of $35 million. The unaudited pro forma condensed combined financial information gives effect to the Acquisition and the incurrence of additional debt used to fund the Acquisition.

The Company accounted for the Acquisition of Veneto as a business combination as prescribed in Accounting Standards Codification 805, Business Combinations (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to accurately assign fair value to the tangible assets acquired, identifiable intangible assets and liabilities assumed and the related income tax impacts as of the acquisition dates. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed.

The fair values assigned to Veneto’s tangible and identifiable intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired, and liabilities assumed are considered preliminary and are based on the information that was available as of the date of the acquisition. The preliminary estimated fair values of assets acquired, liabilities assumed, and identifiable intangible assets may be subject to change as additional information is received. Thus, the provisional measurements of fair value are subject to change. We expect to finalize the valuation as soon as practicable, but not later than one year from the second closing date.

The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with:

•	The accompanying notes to the unaudited condensed combined pro forma financial statements;
•	The Company’s audited consolidated financial statements and accompanying notes as of and for the fiscal years ended July 31, 2018 and 2017 filed with the Securities and Exchange Commission ("SEC") on October 26, 2018;
•	Veneto’s audited consolidated financial statements for the years ended December 31, 2017 and 2016; and
•	Veneto’s unaudited consolidated financial statements for the six-month period ended June 30, 2018 and 2017; and

The pro forma combined financial statements for the year ended July 31, 2018 are presented as if the Acquisition of Veneto had occurred on August 1, 2017.

Veneto’s historical fiscal year ends on December 31 and, for purposes of the unaudited pro forma condensed combined financial information, its historical results have been aligned to conform to the Company’s July 31 fiscal year end:

•	The unaudited pro forma condensed combined balance sheet as of July 31, 2018, combines the Company’s historical results as of July 31, 2018, and Veneto's historical results as of June 30, 2018;
•	The unaudited pro forma condensed combined statement of operations for the fiscal year ended July 31, 2018, combines the Company’s historical results for year ended July 31, 2018, and Veneto's historical results for the twelve months ended June 30, 2018; and

The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of Generex that would have been reported had the Acquisition been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The preliminary Unaudited Pro Forma Combined Income Statements do not reflect any sales or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the Acquisition.

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PROFORMA STATEMENTS

GENEREX BIOTECHNOLOGY CORPORATION
UNAUDITED PROFORMA COMBINED BALANCE SHEET
FOR THE YEAR ENDED JULY 31, 2018

	Historical
	Generex Biotechnology Corporation	Veneto Holdings LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
	July 31, 2018	June 30, 2018			12 Months
ASSETS
Current Assets
Cash and cash equivalents	$1,046,365	$7,790,000	$5,226,825	(A)	$14,063,190
Restricted cash		350,000	(350,000)	(B)	—
Accounts receivable, net	33,555	3,933,000	(614,216)	(B)	3,352,339
Inventory, net	12,075	1,638,000	—		1,650,075
Prepaid expenses and other	—	3,890,000	(1,480,030)	(B)	2,409,970
Other current assets	96,251	—	—		96,251
Total Current Assets	1,188,246	17,601,000	2,782,579		21,571,825

Property and equipment, net	31,536	2,775,000	(2,106,491)	(C)	700,045
Call option	2,168,211	—	—		2,168,211
Goodwill, net		3,082,000	22,095,930	(D)	25,177,930
Intangible asset, net	3,187,757	—	5,889,333	(E)	9,077,090
Patents, net	23,280	—	—		23,280
Notes receivable from related parties		2,015,000	(499,000)	(B)	1,516,000
Other assets, net	7,824	485,000	—		492,824
TOTAL ASSETS	$6,606,854	$25,958,000	$28,162,351		$60,727,205

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities
Accounts payable and accrued expenses	$11,044,774	$4,513,000	$(1,366,608)	(B)	$14,191,166
Notes payable	320,000	5,624,000	—		5,944,000
Loans from related parties	13,864,241	462,000	—		14,326,241
Other current liabilities		32,000	(318,689)	(B)	(286,689)
Total Current Liabilities	25,229,015	10,631,000	(1,685,297)		34,174,718

Warrants to be issued	24,962,507	—	—		24,962,507
Notes payable - long term	—	1,554,000	31,233,866	(B)	32,787,866
Equipment lease financing		10,000	(10,000)	(B)	—
Contingent consideration		181,000	(652,000)	(B)	(471,000)
Deferred rent		959,000	(958,669)	(B)	331
Total Liabilities	50,191,522	13,335,000	27,927,900		91,454,422

Stockholders’ Deficiency
Series H Convertible Preferred Stock, $.001 par value; authorized 109,000 shares, 3,000 and 3,000 issued shares at July 31, 2018 and July 31, 2017, respectively	3	—	—		3
Series I Convertible Preferred Stock, $.001 par value; authorized 6,000 shares, 790 and 790 issued shares at July 31, 2018 and July 31, 2017, respectively	1	—	—		1
Common stock, $.001 par value; authorized 750,000,000 and 2,450,000 shares at July 31, 2018 and July 31, 2017, respectively; 1,068,101 and 1,068,101 issued and outstanding at July 31, 2018 and July 31, 2017, respectively	1,068	—	—		1,068
Common stock payable	2,168,951	—	—		2,168,951
Additional paid-in capital	368,409,627	—	—		368,409,627
Accumulated deficit	(409,386,468)	—	12,033,451	(F)	(397,353,017)
Accumulated other comprehensive income	798,422	—	—		798,422
Members' Equity	—	11,799,000	(11,799,000)	(F)	—

Non-controlling interest	(5,576,272)	824,000	—		(4,752,272)
Total Stockholders’ Deficiency	(43,584,668)	12,623,000	234,415		(30,727,217)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$6,606,854	$25,958,000	$28,162,351		$60,727,205

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PROFORMA STATEMENTS

GENEREX BIOTECHNOLOGY CORPORATION
UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JULY 31, 2018

	Historical
	Generex Biotechnology Corporation	Veneto Holdings LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
	12 Months Ended July 31, 2018	12 Months Ended June 30, 2018			12 Months Ended July 31, 2018
Revenue
Revenue, net	$—	$73,673,000	$—		$73,673,000
Sales	3,244	—	—		3,244
Licensing income	700,000	—	—		700,000
Total Revenue	703,244	73,673,000	—		74,376,244

Cost of Goods Sold	—	42,212,000	—		42,212,000

Gross Profit	703,244	31,461,000	—		32,164,244

Operating expenses
Selling, general, and administrative expenses	2,359,706	35,501,000	(4,434,451)	(G)	33,426,255
Research and development	839,147	—	—		839,147
Total Operating Expenses	3,198,853	35,501,000	(4,434,451)		34,265,402

Operating Loss	(2,495,609)	(4,040,000)	4,434,451		(2,101,158)

Other Income (Expense):
Interest Expense, net	(583,594)	—	(4,200,000)	(H)	(4,783,594)
Changes in fair value of contingent purchase consideration	39,027,901	—	—		39,027,901
Other Loss (Gain)	—	(142,000)	—		(142,000)
Other Expense (Income), net	—	2,217,000	—		2,217,000
Net Income (loss)	35,948,698	(1,965,000)	234,451		34,218,149
Net loss attributable to noncontrolling interests	(385,400)	—	—		(385,400)
Net Income (loss) Available to Common Stockholders	$36,334,098	$(1,965,000)	$234,451		34,603,549
					—
Net Income (loss) per Common Share
Basic	$34.02		0.22		$32.40
Diluted	$14.02		0.09		13.35

Shares Used to Compute Income (loss) per Share
Basic	1,068,101		1,068,101		1,068,101
Diluted	2,591,129		2,591,129		2,591,129

Comprehensive Income:
Net Income	36,334,098		234,451		34,603,549
Change in foreign currency translation adjustments	15,272		—		15,272
Comprehensive Income Available to Common Stockholders	36,349,370		234,451		34,618,821

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Generex Biotechnology Corporation and

Veneto Holdings, LLC

Notes to the unaudited pro forma combined financial information

1. Basis of pro forma presentation

The accompanying unaudited pro forma combined financial information is derived from the historical financial statements of Generex and Veneto. The unaudited pro forma combined financial information is prepared using the purchase method of accounting, as defined by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations, with Generex treated as the acquirer.

Generex with a fiscal year ended July 31, 2018, acquired Veneto with a fiscal year that ends on December 31st. The pro forma financial statements include (1) Generex’s year ended July 31, 2018 and (2) Veneto’s twelve months year ended June 30, 2018. Unaudited pro forma adjustments, and the assumptions on which they are based, are described in the accompanying Notes to the Unaudited Pro Forma Combined financial information.

The Unaudited Pro Forma Combined Income Statements for the year ended July 31, 2018 are presented as if the Acquisition occurred on August 1, 2017.

The unaudited pro forma combined financial information has been compiled in a manner consistent with the accounting policies adopted by Generex. These accounting policies are similar in most material respects to those of Veneto, except for the amortization of goodwill which as a private company, Veneto adopted to amortize its goodwill. Generex, as a public company, permitted accounting policy does not amortize goodwill. Pursuant to the Acquisition, Generex did not acquire any goodwill from Veneto and such goodwill and corresponding amortization of goodwill has been identified and eliminated in the pro forma adjustments. Generex is currently performing a more detailed review of Veneto’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of Generex that would have been reported had the Acquisition been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The Unaudited Pro Forma Combined do not reflect any sales or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the Acquisition.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Generex and Veneto.

2. Purchase price

The purchase price for the Acquisition was $35.0 million which includes an adjustment for working capital in excess of $3.0 million.

On October 3, 2018, the first closing, pursuant to asset purchase agreement, was completed by and between Veneto Holdings, LLC (“Veneto”) and NuGenerex Distribution Solutions, LLC (“NuGenerex” – an indirect wholly owned subsidiary of the Company) effective October 3, 2018 (the “Asset Purchase Agreement”). NuGenerex purchased the operating assets of (a) seven dispensing pharmacies, (b) a wholesale pharmaceutical purchasing company, and (c) an in-network laboratory (the “First Closing”) in exchange for a secured promissory note in the principal amount of $15,000,000 executed by NuGenerex, delivered to Veneto, and guaranteed by Generex and Company’s Chief Executive Officer, Joseph Moscato, which shall bear an annual rate of five percent (5.0%), simple interest that shall accrue daily on the basis of a 365-day year (the “First Promissory Note”). This note was cancelled on November 1, 2018 upon the issuance of Second Promissory Note.

On November 1, 2018, pursuant to an amended asset purchase agreement by and between Veneto Holdings, LLC (“Veneto”) and NuGenerex Distribution Solutions 2 , LLC (“NuGenerex 2” – an indirect wholly owned subsidiary of the Company) effective November 1, 2018 (the “Amended Asset Purchase Agreement”), the acquisition of the balance of the Assets contemplated by the asset purchase agreements was completed, consisting primarily of Veneto’s ownership in its management services organization (MSO) business and two additional ancillary service companies (the “Second Closing”) in exchange for the cancellation of the First Promissory Note and the simultaneous issuance of a secured promissory note in the principal amount of $35,000,000 executed by NuGenerex 2, delivered to Veneto, and guaranteed by Generex and the Company’s Chief Executive Officer, Joseph Moscato, due on January 15, 2019 which shall bear an annual rate of twelve percent (12.0%), simple interest that shall accrue daily on the basis of a 365-day year (the “Second Promissory Note”).

In addition, NuGenerex 2 has assumed approximately $3.4 million in outstanding institutional debt of Veneto subsidiaries; NuGenerex will have use of the Veneto cash which would otherwise have been applied to paying down the debt. Additionally, Generex entered into one or more employment agreements with certain continuing employees of Veneto.

The unaudited pro forma condensed combined financial information gives effect to the Acquisition and the incurrence of additional debt used to fund the Acquisition.

3. Preliminary Pro Forma Allocation of Purchase Price

Generex has performed a preliminary valuation analysis of the fair market value of Veneto Business assets to be acquired and liabilities to be assumed. Using the total consideration for the Acquisition, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Cash and cash equivalents	$2,542,421
Accounts receivable, net	1,935,078
Property and equipment, net	652,590
Inventory, net	1,068,856
Prepaid expenses and other	2,402,080
Other assets, net	61,348
Intangible assets, net	7,110,000
Total assets acquired	15,868,176
Total current liabilities	2,642,158
Notes payable	3,403,948
Total liabilities assumed	6,046,106
Net identifiable assets acquired	9,822,070
Goodwill	25,177,930
Total consideration transferred	$35,000,000

4. Intangibles, net

The significant intangible assets identified in the purchase price allocation discussed above include developed software and technology, referral base (recurring revenue from the MSO investments and their use of Company owned pharmacies) and non-compete agreements with continued employment of key employees. Tradenames and trademarks were not valued as tradenames and trademarks will not be maintained going forward. To value the developed software and technology, the Company utilized the relief from royalty method, a form of the income approach to value the developed software and technology which assumes a limited technology life and market share adjusted by assumed obsolescence with a terminal value. The referral base was valued using a multi-period excess earnings method, a form of the income approach. The Company utilized the with and withhold method, a form of the income approach to value non-compete agreements with Generex.

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The preliminary amounts assigned to the identifiable intangible assets, the estimated useful lives, and the estimated amortization expense related to these identifiable intangible assets are as follows:

	Preliminary Fair Value	Average Estimated Life	Amortization for Year Ended July 31, 2018
Developed Software/Technology	$780,000	5	$156,000
Referral Base	3,920,000	15	261,333
Non-compete agreements	2,410,000	3	803,333
	$7,110,000		$1,220,667

5. Pro Forma Adjustments

The following describes the pro forma adjustments related to the acquisition that have been made in the accompanying unaudited pro forma condensed combined statements of operations for the year ended July 31, 2018, giving effect to the acquisition as if it had been consummated at the beginning of the period presented, all of which are based on preliminary estimates that could change significantly as additional information is obtained:

(A)	To reflect the net effect working capital adjustments.
(B)	To record the exclusion of assets not acquired or liabilities assumed in the Acquisition.
(C)	To record the exclusion of fixed assets not acquired less any accumulated depreciation and/or accumulated amortization.
(D)	To record the exclusion of $3,082,000 of goodwill not acquired form Veneto in the transaction, and the excess of the purchase consideration over the fair value of assets acquired in the amount of $25,177,930 as if the acquisition was completed on August 1, 2017.
(E)	To record the fair value of the intangible assets acquired in the amount of $7,110,000 less the amortization of the intangibles in the amount of $1,220,667 as if the acquisition was completed on August 1, 2015.
(F)	To reflect the exclusion of the Member’s Equity, the net assets acquired and record the losses due to the amortization of the intangible assets, the accrual of interest of the notes payable issued in the acquisition and to exclude any depreciation expense on the excluded assets as reported on the combined pro forma statement of operations
(G)	To reflect the amortization of the intangible assets in the amount of $1,220,667 acquired, less the depreciation and amortization expense in the amount of $425,491 on the excluded assets as if the acquisition was completed on August 1, 2017, and exclude $5,229,626 of identified non-recurring professional fees incurred by Veneto.
(H)	To reflect the accrual of interest of the notes payable issued in the acquisition in the amount of $4,200,000 as if the acquisition was completed on August 1, 2017.

To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), the Company uses a pro forma measure of net income or loss that consists of GAAP net income or loss adjusted to exclude the impact of amortization of acquisition-related charges and other non-recurring charges and gains.

Pro forma net income gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP and may be materially different from pro forma non-GAAP measures used by other companies.

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